EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

RWB Health Inc.

112 North Curry Street

Carson City Nevada 89703

A.	Instructions.

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on 90 days from effectiveness of the Company’s S1 registration or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company by up to an additional 90 days). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.	Communications .

All documents and check should be forwarded to:

Please make check payable to RWB Health Inc.

Please Send To:  RWB Health Inc.

112 North Curry Street

Carson City Nevada 89703

Alternatively the Company has authorized the Company’s President to accept payments for shares on behalf of the Company.

Or funds maybe wired to the Company’s account as per instructions below.

Beneficiary name: RWB Health Inc.

Beneficiary account number:  202500859243

Beneficiary Address: 112 North Curry Street Carson City Nevada 89703

SWIFT bank code:

ABA Routing number:

RWB Health, Inc.

Subscription Agreement

Beneficiary Bank name: Choice Financial Group

Bank address: 4501 23rd Avenue S Fargo,

ND 58104

USA

THE PURCHASE OF SHARES OF RWB HEALTH INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF RWB HEALTH INC’S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

RWB Health, Inc.

Subscription Agreement

SUBSCRIPTION AGREEMENT

RWB Health Inc.

112 North Curry Street

Carson City Nevada 89703

 SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's Effective Final Prospectus filed on Form S1 and dated ________________

Total Number of Shares to be acquired:                         _____________________________

Amount to be paid (price of $0.025 USD per Share):    _____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ of ________________________________, 2026

Name: (PRINT) as it should appear on the Certificate: __________________________________________

Address: ______________________________________________________________________________

                 ______________________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Community Property

If Fiduciary or a Business or an Organization, check one:

☐ Trust

☐ Estate

☐ Power of Attorney

Name and Type of Business Organization: __________________________________________________

Identification Authentication REQUIRED!:

Below is my (circle one) Social Security # - Passport # - Drivers License # - Tax ID # - Other __________________

#______________________________________________

Signature: ______________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of RWB Health Inc.

this _______ day of ____________________________ , 2026

By:  ____________________________________

Gabriel Voinea President

RWB Health, Inc.

Subscription Agreement